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                                                                     EXHIBIT 5.1

             [KUMMER KAEMPFER BONNER RENSHAW & FERRARIO LETTERHEAD]

                                October 19, 2005

Far East Energy Corporation
400 N. Sam Houston Parkway E., Suite 205
Houston, TX 77060

Ladies and Gentlemen:

     We have acted as special Nevada corporate counsel for Far East Energy Corporation, a Nevada corporation (the "Company"), in connection with a total of 3,500,000 shares of Common Stock, $.001 par value (such 3.500,000 shares being herein referred to as the "Shares") issuable pursuant to the Far East Energy Corporation 2005 Stock Incentive Plan (the "Plan"). This opinion letter is submitted to you at your request in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission with respect to the issuance of the Shares. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

     In connection with this opinion letter, we have examined and relied upon copies of the following documents, together with such other documents as we deemed necessary or advisable to render the opinions herein expressed:

     i. The articles of incorporation and bylaws of the Company as are currently in effect.

     ii. A certificate of the Company as to certain factual matters, including adoption of certain resolutions of the board of directors.

     iii. The Plan

     iv. The form of incentive stock option agreement

     v. The Form of non-qualified stock option agreement.

     In our examinations we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents and completeness of all documents submitted to us as certified or photostatic, facsimile or electronic copies and the authenticity of the originals of such certified or copied documents. As to certain matters expressed herein, we have relied upon and assumed

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                                                     Far East Energy Corporation
                                                                October 19, 2005
                                                                          Page 2


the accuracy and completion of certificates and reports of various state authorities and public officials and of the Company.

     We are admitted to the Bar of the State of Nevada, and in rendering our opinions hereinafter stated, we have relied on the applicable laws of the State of Nevada, as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction within the State of Nevada. We are not members of the Bar of any state other than the State of Nevada, and, therefore, except for the laws of the State of Nevada, we express no opinion as to the laws of any other state, federal laws of the United States of America, or other jurisdiction.

     Based upon the foregoing and in reliance thereon and subject to the assumptions exceptions, qualifications and limitations set forth herein, we are of the opinion that:

          The Shares have been duly authorized and subject to compliance with any applicable preemptive or similar rights will be, when issued and delivered pursuant to the terms of the Plan, the applicable Award and the applicable stock option agreement or other applicable Award Agreement and payment of the exercise price therefor or satisfaction of other requisite consideration, validly issued, fully paid and nonassessable.

     This opinion letter speaks as of its date. We disclaim any express or implied undertaking or obligation to advise of any subsequent change of law or fact (even though the change may affect the legal analysis or a legal conclusion in this opinion letter). This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated herein. We consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                   Sincerely,


                                   /s/ KUMMER KAEMPFER BONNER RENSHAW & FERRARIO

cc: Baker & McKenzie LLP